UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 20, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

Third Closing of Private Offering

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company, completed on February 20, 2014.

As previously disclosed, the Company commenced a private offering of its common stock, $0.05 par value (“Common Stock”) on December 4, 2013 (the “Offering”).  The Offering consists of up to 7.5 million shares of Common Stock being offered on a 2,250,000 share, all-or-none, minimum (“Minimum Offering”), 7,500,000 share maximum, best efforts, basis (“Maximum Offering”) at a private offering price of $0.75 per share.  Subscriptions for shares in the Offering were sold either for cash or in exchange for outstanding notes owed by the Company or an affiliate of the Company (the “Notes”).  The Company has also granted the Placement Agent with an over-allotment option covering an additional 1,500,000 shares of Common Stock.

1.

a.

On February 20, 2014, the Company completed the Third Closing of the Offering, having sold an aggregate of 774,079 shares of Common Stock for gross proceeds of $492,750.  Of the total subscriptions, $25,932 in principal and accrued interest of Notes were exchanged for shares and 82,500 shares issued in an equity exchange.  After deducting placement agent fees of $40,643, non-accountable expense allowance of $11,611 and $371 expense reimbursements, the Company realized net cash proceeds of $440,136 from the Third Closing as well as $25,932 of Notes exchanged for shares and 82,500 shares issued in an equity exchange for an aggregate of approximately 55% membership interest in Scottsburg Investors, LLC.

b.

The Shares were acquired by thirteen (13) investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(c) of Regulation D.  No “Covered Person” was a “Bad Actor” within the meaning of Rule 506(d) of Regulation D.   The Common Stock sold in the Offering is “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.

The Company paid a sales commission to two broker-dealers in the aggregate amount $40,623 and a non-accountable expense allowance of $11,611 and expense reimbursement of $371 resulting in net proceeds to the Company of $440,136.   In addition, the Company granted to the Placement Agent Warrants equal to 10% of the number of shares sold in the Offering, exercisable for five years at an exercise price of $0.75 per share of Common Stock.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

See paragraph 1(a) above

f.

The net proceeds to the Company from the sale of Securities, after deducting the commission and expenses of the Offering, were $440,136. The Company intends to use the net proceeds to fund future acquisitions and general working capital.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: March 10, 2014	__/s/ Christopher Brogdon Christopher Brogdon, President